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Exhibit 10.36

Assignment and Assumption

        This Assignment and Assumption is made by and among Century Gold LLC, a Nevada limited liability company ("Century"), Donald J. Decker and Suzanne R. Decker, as Joint Trustees of the Decker Ridge Joint Revocable Trust (collectively "Decker"), and Victory Gold Inc., a Nevada corporation ("Victory").

Recitals

A.    Century, Decker and Frank W. Lewis, as trustee of the Frank Lewis Trust, and Sharon F. Lewis, as trustee of the Sharon Lewis Trust (collectively "Lewis") are parties to an Agreement for Purchase dated June 29, 2005 (the "Option Agreement"), pursuant to which Lewis granted to Century the option ("Option") and right to purchase all of the issued and outstanding shares of F.W. Lewis, Inc., a Nevada corporation ("FWLCO") and Century has exercised the Option.

B.    Century and Decker (collectively "ASSIGNOR") and Victory are parties to the Agreement for Assignment and Assumption of Option Agreement ("Assignment Agreement") pursuant to which Assignor agreed to assign the Option Agreement to Victory.

C.    Assignor agreed to execute and deliver an assignment of the Option Agreement.

        In consideration of the parties' rights and obligations under the Assignment Agreement, and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:

        1.     ASSIGNOR assigns, conveys and transfers to Victory, and Victory's successors and assigns forever, all of ASSIGNOR's right, title and interest in, to and under the Assignment Agreement and in and to the FWLCO shares.

        2.     Victory assumes and agrees to perform ASSIGNOR's obligations under the Assignment Agreement.

        Dated effective December 9, 2005.

CENTURY GOLD LLC		DECKER RIDGE JOINT REVOCABLE TRUST
By:	/s/ DONALD J. DECKER Donald J. Decker, Manager	By:	/s/ DONALD J. DECKER Donald J. Decker, Joint Trustee
VICTORY GOLD INC.		By:	/s/ SUZANNE R. DECKER Suzanne R. Decker, Joint Trustee
By:	/s/ MICHAEL B. RICHINGS Michael B. Richings, President

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  Exhibit 10.36